UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Cue Biopharma, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CUE BIOPHARMA, INC.

40 Guest Street

Boston, Massachusetts 02135

May 27, 2025

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 25, 2025

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 4, 2025

This supplement, or this Supplement, supplements the definitive proxy statement, or the 2025 Proxy Statement, filed by Cue Biopharma, Inc. with the U.S. Securities and Exchange Commission, or the SEC, on April 25, 2025 and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors, for use at the 2025 Annual Meeting of Stockholders, or the Annual Meeting, on Wednesday, June 4, 2025 at 9:00 a.m. Eastern Time, or the Annual Meeting Date. Except where the context otherwise requires, references to “Cue Biopharma,” “the Company,” “we,” “us,” “our” and similar terms refer to Cue Biopharma, Inc. and its consolidated subsidiary. This Supplement is being filed with the SEC and made available to stockholders on or about May 27, 2025.

This Supplement further explains the disclosure in the 2025 Proxy Statement in the section titled “Proposal 5: Approval of Cue Biopharma, Inc. 2025 Stock Incentive Plan” in response to a report issued by the proxy advisory firm Institutional Shareholder Services, or ISS, on May 15, 2025, regarding the Annual Meeting. In that report, ISS recommended that stockholders vote against the Cue Biopharma, Inc. 2025 Stock Incentive Plan, or the 2025 Plan, which is included as Proposal 5 in the 2025 Proxy Statement. We respectfully disagree with the ISS recommendation for the reasons outlined below, and we strongly encourage our stockholders to vote “FOR” Proposal 5 in the 2025 Proxy Statement.

We believe that ISS, in connection with its vote recommendation, calculated plan cost incorrectly by including – and therefore double counting – the up to 6,336,365 shares remaining available for future grants of awards under the Cue Biopharma, Inc. 2016 Omnibus Incentive Plan, or the Current Plan, as of April 11, 2025 in addition to the maximum number of shares requested of 6,200,000 for approval under the 2025 Plan, resulting in an inflated “plan cost” calculation and excessive dilution.

As stated in the 2025 Proxy Statement (on p. 40), “If our stockholders approve the 2025 Plan, we will not grant any further awards under the Current Plan after the date of such approval, but awards previously granted under the Current Plan will remain outstanding.” (emphasis added)

As further stated in the 2025 Proxy Statement (on p. 40), “Specifically, if stockholders approve the 2025 Plan, subject to adjustment in the event of stock splits and other similar events, awards may be made under the 2025 Plan for a number of shares of common stock equal to the sum of up to: (i) 6,200,000 shares of common stock, provided, that in no event shall more shares of common stock become available for the grant of new awards under the 2025 Plan than were available for the grant of new awards under the Current Plan as of the Annual Meeting Date; and (ii) such additional number of shares of common stock (up to 12,138,461 shares) as is equal to the number of shares of common stock subject to awards granted under the Current Plan and the Company’s 2016 Non-Employee Equity Incentive Plan, or the 2016 Non-Employee Plan, that are outstanding as of the Board Approval Date and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986, as amended, and any regulations thereunder, or the Code).” (emphasis added)

Accordingly, we do not believe it is appropriate to include the 6,336,365 shares remaining available for future grants under the Current Plan plus the up-to 6,200,000 shares that could become available under the 2025 Plan in ISS’ plan cost calculations, as this results in a double counting of such shares. Pursuant to the 2025 Plan terms, as described in the 2025 Proxy Statement and consistent with the Board’s and the Company’s intentions, it is not possible for both the shares remaining available under the Current Plan and the maximum number of shares that could become available under the 2025 Plan to be granted. Using only the available number of shares requested under the 2025 Plan, we calculate that our plan cost is approximately 24.6% for available shares.

As described in the 2025 Proxy Statement, on April 16, 2025, we completed an underwritten public offering of shares of our common stock, pre-funded warrants to purchase shares of our common stock, and accompanying warrants to purchase shares of our common stock. The following table includes information, as of the April 16, 2025 closing date of such offering and after giving effect to such offering, regarding all of our outstanding equity awards under all of our equity-based compensation plans and arrangements under which shares of common stock may be issued. This includes shares subject to outstanding awards under the Current Plan, the 2016 Non-Employee Plan and nonstatutory stock options issued pursuant to the inducement grant exception under Nasdaq Listing Rule 5635(c)(4) and up to 6,200,000 shares that will become available for the grant of new awards under the 2025 Plan if the 2025 Plan is approved by stockholders; provided, that such number of shares that will become available for the grant of new awards under the 2025 Plan shall in no event be greater than the number of shares available for the grant of new awards under the Current Plan as of the Annual Meeting Date. We have not issued and will not issue any additional equity awards under the Current Plan between April 16, 2025 and the Annual Meeting.

Number of outstanding stock options (including performance-based stock options assuming maximum performance achievement)	12,338,461

Weighted average exercise price of outstanding stock options	$4.91

Weighted average remaining contractual term of outstanding stock options (years)	7.43

Shares available under the Current Plan for the grant of new awards as of the Board Approval Date (these shares will no longer be available for grant following stockholder approval of the 2025 Plan)	6,336,365

Maximum number of shares requested for approval pursuant to the 2025 Plan (which number shall in no event be greater than the number of shares remaining available for grant under the Current Plan as of the Annual Meeting Date)

up to 6,200,000

Estimated maximum total number of shares available for the grant of new awards under all equity-based compensation plans, assuming stockholder approval of the 2025 Plan	up to 6,200,000

Number of shares of common stock outstanding	75,349,881

Calculated equity overhang based on the maximum total number of shares available for the grant of new awards and current outstanding stock options	24.6%

As of April 16, 2025, there were no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, or any other stock-based based awards. As of April 16, 2025, there were no shares available for grant under the 2016 Non-Employee Plan.

All capitalized terms used in this Supplement but not defined herein shall have the meaning ascribed to such terms in the 2025 Proxy Statement. Except as described in this Supplement, none of the items or information presented in the 2025 Proxy Statement is affected by this Supplement. In addition, this Supplement does not reflect events occurring after the date of the 2025 Proxy Statement or modify or update disclosures that may have been affected by subsequent events. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the 2025 Proxy Statement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the 2025 Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the 2025 Proxy Statement.

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. If you desire to change or revoke your vote, please refer to the answer to the question “Can I change my vote?” in the 2025 Proxy Statement (on p. 4) under “General Information About the Annual Meeting and Voting” for information on how to do so.